UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2013

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

California	0-24274	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 207-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 24, 2013, the Company entered into a Securities Purchase Agreement with the purchasers set forth on Schedule I thereto (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell, for an aggregate price of $10 million, approximately 96,431,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a price of $0.07 per share (the “Common Shares”) and approximately 3,250 shares of Series F Convertible Preferred Stock at a price of $1,000 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”) (the “Private Placement”). The Private Placement is expected to close on September 27, 2013, subject to customary closing conditions (the “Closing”). The estimated proceeds to the Company, net of commissions, will be approximately $9.7 million.

Pursuant to the Securities Purchase Agreement, the Company will designate a new series of preferred stock prior to the Closing: its Series F Convertible Preferred Stock (the “Series F Preferred”). The Series F Preferred will be convertible into Common Stock at a conversion price equal to $1,000 divided by 14,285, with the conversion right for each holder subject to a “blocker” with respect to such holders’ beneficial ownership, with each such “blocker” initially set at 9.99% . This blocker may be increased or decreased by a holder of Series F Preferred upon providing 61 days’ prior written notice to the Company. The Series F Preferred will have no preferential dividend rights and is generally non-voting. The Series F Preferred has a liquidation preference that is senior to the Common Stock, but is pari passu with the Company’s Series C-12 Preferred (defined below). This liquidation preference entitles the holder of Series F Preferred stock to receive, in a merger, liquidation or certain other extraordinary transactions, cash or property in an amount up to the face value of the shares ($1,000 per share), as set forth in the Certificate of Determination for the Series F Preferred (the “Certificate of Determination”). A copy of the Certificate of Determination is filed herewith as Exhibit 4.1, the terms of which are incorporated herein by reference.

The Shares will be issued in a private placement transaction that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to Rule 506 under the Securities Act. Each of the purchasers has represented that it is an accredited investor and that it is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Amendment and Restatement of Articles of Incorporation

As a condition to Closing, the holders of a majority of the issued and outstanding Common Stock and the holders of the Series C-12 Convertible Preferred Stock (the “Series C-12 Preferred”) shall have approved the amendment and restatement of the Company’s Articles of Incorporation, in substantially the form attached hereto as Exhibit 4.2 (the “Amended and Restated Articles”). Upon the filing of the Amended and Restated Articles, the following series of preferred stock will be eliminated: Series C-22 Convertible Preferred Stock (the “Series C-22 Preferred”); Series D-12 Convertible Preferred Stock (the “Series D-12 Preferred”) and Series D-22 Convertible Preferred Stock (the “Series D-22 Preferred” and, together with the Series C-12 Preferred, Series C-22 Preferred and Series D-12 Preferred, the “Existing Preferred”). As a result of the elimination of these series of preferred stock, only the Series C-12 Preferred and Series F Preferred will remain designated as preferred stock of the Company immediately after Closing.

Additionally, the Amended and Restated Articles, when filed with the California Secretary of State, will: (i) increase the “Conversion Price” for the Series C-12 Preferred, resetting it to $1,000 divided by 86,202; and (ii) remove certain Series C-12 Preferred rights, preferences, privileges and restrictions originally contained in the Articles of Incorporation, including: (a) all rights of the Holders to dividends accruing under Article IV(d)(2) of the Company’s Articles of Incorporation, to the extent such dividends otherwise would have accrued on or after September 24, 2013; (b) certain protective provisions; and (c) limitations on conversion into Common Stock set forth in Article IV(d)(3)(C)(i) of the Articles of Incorporation. The complete terms of the Amended and Restated Articles are set forth in Exhibit 4.2, the terms of which are incorporated herein by reference.

The Company obtained approval of the Amended and Restated Articles by the holders of the Existing Preferred pursuant to the Consent Agreement (defined below) and expects to obtain approval by the holders of the Common Stock by way of an action by written consent that will be executed prior to Closing. Subject to such approval, the Company expects to file the Amended and Restated Articles after an Information Statement on Schedule 14C has been prepared and distributed to the Company’s shareholders, pursuant to the Securities Exchange Act of 1934, as amended, and the California General Corporation Law.

Consent and Waiver Agreement

On September 24, 2013, the Company entered into a Consent and Waiver Agreement (the “Consent Agreement”) with the holders of the Existing Preferred (the “Holders”). Pursuant to the Consent Agreement, the Holders agreed to tender to the Company for nominal consideration shares of Series D-12 Preferred, as well as all warrants to purchase shares of Existing Preferred. As a result of this repurchase, and after giving effect to the transactions contemplated in the Exchange Agreement (described below), the Series C-12 Preferred will be the only series of preferred stock that remains outstanding prior to the Closing and, as of the Closing, no purchase rights will exist for the Existing Preferred.

Also in the Consent Agreement, the Holders consented to the transactions contemplated under the Securities Purchase Agreement and agreed to waive the following rights appurtenant to the Series C-12 Preferred: (i) all rights of the Holders to dividends accruing under Article IV(d)(2) of the Company’s Articles of Incorporation, to the extent such dividends otherwise would have accrued on or after September 24, 2013; (ii) the limitations on conversion set forth in Article IV(d)(3)(C)(i) of the Articles of Incorporation; and (iii) the protective provisions set forth in Article IV(d)(11) of the Articles of Incorporation, to the extent applicable .

Additionally, the Holders agreed in the Consent Agreement to increase the conversion price for the Series C-12 Preferred, notwithstanding the conversion price set forth in the Company’s Articles of Incorporation, such that the Conversion Price shall equal $1,000 divided by 86,202. This increase of the conversion price will remain in effect until the Amended and Restated Articles are filed with the California Secretary of State, at which time the conversion price set forth in the Company’s charter documents will again control the conversion of the Series C-12 Preferred.

A copy of the Consent Agreement is filed herewith as Exhibit 10.2, the terms of which are incorporated by reference herein.

Exchange Agreement

On September 24, 2013, the Company also entered into an Exchange Agreement (the “Exchange Agreement”) with the Holders. Pursuant to the Exchange Agreement, the Holders exchanged a total of approximately 557 shares of Series C-22 Preferred for approximately 557 shares of Series C-12 Preferred Stock (the “Exchange Shares”). The terms of the Series C-12 Preferred are substantially similar in all respects to the Series C-22 Preferred and the exchange of the Series C-22 Preferred eliminated all outstanding shares and allows for the removal of this series of preferred stock.

The Company issued the Exchange Shares in a transaction exempt from the registration requirements of the Securities Act by virtue of the exemption provided for in Section 3(a)(9) of the Act for securities exchanged by the issuer with an existing security holder. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

A copy of the Exchange Agreement is filed herewith as Exhibit 10.3, the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosures set forth above in Item 1.01 regarding the issuance of the Shares and the Exchange Shares are incorporated herein by reference. The disclosure set forth below under Item 5.02 regarding the issuance of the Stock Awards is also incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Stock Awards

On September 24, 2013, the Company issued restricted stock awards to the Company’s officers, directors and key employees (the “Stock Awards”). The Stock Awards issued to officers and directors included the following: (i) 66,352,429 shares issued to George Tidmarsh, M.D., Ph.D., President, Chief Executive Officer and Director; and (ii) 3,981,146 shares issued to Saiid Zarrabian, Director. The total number of Stock Awards issued represented approximately 87 million shares of common stock. The Stock Awards were issued outside of the Company’s existing shareholder-approved equity compensation plans, but will be governed in all respects as if issued under the 2013 Equity Plan (defined below).

The Stock Awards issued to Dr. Tidmarsh vest pursuant to the following schedule, provided that Dr. Tidmarsh remains employed with the Company during this time:

•	4,739,459 shares vesting January 20, 2015;

•	4,739,459 shares vesting January 20, 2016;

•	18,957,836 shares vesting on the earlier of first drug approval or the Company’s common stock trading for 20 consecutive days at $0.21/share;

•	9,478,918 shares vesting on the Company’s common stock trading for 20 consecutive days at $0.14/share;

•	9,478,918 shares vesting on the Company’s common stock trading for 20 consecutive days at $0.25/share;

•	9,478,918 shares vesting on the Company’s common stock trading for 20 consecutive days at $0.30/share; and

•	9,478,918 shares vesting on the Company’s common stock trading for 20 consecutive days at $0.35/share.

Dr. Tidmarsh’s awards will be forfeited if the vesting conditions are not met within seven years from the date of grant. In the event of the Change of Control (as defined in the 2013 Equity Plan) or a termination without cause or Dr. Tidmarsh’s resignation for good reason, the vesting of the Stock Awards issued to Dr. Tidmarsh will accelerate and such awards will immediately become fully vested.

The awards issued to Mr. Zarrabian vest in full on March 1, 2014, or sooner in certain circumstances if Mr. Zarrabian is removed as a director without cause.

The offering of the Stock Awards was made pursuant to an offering exemption afforded by Section 4(2) of the Securities Act of 1933, as amended. No consideration was paid for the initial issuance of the Stock Awards, although consideration will be provided to the Company over the applicable vesting period in the form of services to be rendered to the Company. The form of Restricted Stock Agreement pursuant to which the Equity Awards were granted is attached hereto as Exhibit 10.4, the terms of which are incorporated herein by reference.

Adoption of Equity Compensation Plan

On September 24, 2013, the Board of Directors approved and adopted an equity compensation plan entitled the 2013 Equity Incentive Plan (the “2013 Equity Plan”). The 2013 Equity Plan is an omnibus equity compensation plan that permits the issuance of various types of equity-based compensation, including options, stock awards, stock appreciation rights and restricted stock units, as well as cash awards, to employees, directors and eligible consultants of the Company. The 2013 Equity Plan has a ten-year term and, subject to shareholder approval as provided under Section 422 of the Internal Revenue Code of 1986, as amended, will permit the issuance of incentive stock options. The administrator under the plan has broad discretion to establish the terms of awards, including the size, term, exercise price (if applicable) and applicable vesting conditions.

The 2013 Equity Plan initially reserves for issuance a total of approximately 21,460,086 shares of Common Stock, subject to an annual increase on or after January 1 of each year (commencing on January 1, 2014), such that the sum of: (i) the total number of shares of common stock issuable under the 2013 Equity Plan, plus (ii) the total number of shares issued pursuant to the

2013 Equity Plan through December 31 of the prior year, equals the lesser of: (x) 10% of the total number of shares of common stock issued and outstanding as of such December 31, or (y) 5% of the total number of shares of common stock issued and outstanding as of such December 31, calculated on a fully diluted, as-converted basis.

A copy of the 2013 Equity Plan is filed herewith as Exhibit 10.5, the terms of which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth above in Item 1.01 regarding the designation of the Series F Preferred and the approval of the Amended and Restated Articles are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosures set forth above in Item 1.01 regarding the matters acted upon by the Holders pursuant to the Consent Agreement are incorporated by reference herein. Pursuant to the Consent Agreement, the Holders, acting by written consent dated as of September 24, 2013, approved the following actions by a unanimous vote of the Existing Preferred: (i) approval and adoption of the Amended & Restated Articles; (ii) approval of the 2013 Equity Plan; and (iii) approval of the designation of the Series F Preferred.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Certificate of Determination of Series F Convertible Preferred Stock

4.2	Form of Amended & Restated Articles of Incorporation

10.1	Securities Purchase Agreement, dated September 24, 2013, by and among the Company and the purchasers named therein.

10.2	Consent and Waiver Agreement, dated as of September 24, 2013

10.3	Exchange Agreement, dated as of September 24, 2013

10.4	Form of Restricted Stock Agreement

10.5	2013 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: September 25, 2013	By:	/s/ George Tidmarsh
	Name:	George Tidmarsh
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Certificate of Determination of Series F Convertible Preferred Stock

4.2	Form of Amended & Restated Articles of Incorporation

10.1	Securities Purchase Agreement, dated September 24, 2013, by and among the Company and the purchasers named therein.

10.2	Consent and Waiver Agreement, dated as of September 24, 2013

10.3	Exchange Agreement, dated as of September 24, 2013

10.4	Form of Restricted Stock Agreement

10.5	2013 Equity Incentive Plan